UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2008

COMTECH GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-02642	52-0466460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Comtech Group, Room 10001
Tower C, Skywatch Building,
High-Tech Industrial Park
Nanshan, Shenzhen 518057 PRC
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-755-267-4327

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2008, Comtech Group, Inc., a Maryland corporation (“Comtech”), announced the appointment of Yi Yuan as its Chief Operating Officer, effective April 1, 2008.

Mr. Yi Yuan, 48, was appointed Chief Operating officer of Comtech effective April 1, 2008. Prior to joining Comtech, Mr. Yuan was the President of TCL Communication Technology from September 2005 to February 2008. Prior to joining TCL, he had been in various positions at Broadcom from March 2000 to August 2005, including the Chief Representative, General Manager and Director of Sales for Greater China and the Director of Asia business development. Prior to joining Broadcom, he was the global business manager at Texas Instruments where he pioneered China development. Mr. Yuan received a B.S. degree from Shanghai Jiao Tong University and obtained a M.S. degree in Electronic Engineering from Northern Illinois University.

Mr. Yuan will receive a base salary of $100,000 per year for the three-year period commencing April 1, 2008 through and including March 31, 2011. Additionally, Mr. Yuan will receive a grant of 80,000 shares of Comtech’s common stock vesting on a quarterly basis in twelve equal installments, beginning June 30, 2008. Additionally, Mr. Yuan will be eligible for a yearly bonus of up to an additional 53,334 shares if certain performance measures relating to earnings per share are attained.

A copy of the press release relating to Mr. Yuan’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits:

	Exhibit No.	Description

	99.1	Press Release dated April 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH GROUP, INC.

Dated: April 1, 2008	By:	/s/ Jeffrey Kang
Jeffrey Kang
Chief Executive Officer

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